Exhibit 10.5

ESSENT GROUP LTD.

AMENDED AND RESTATED

2009 RESTRICTED SHARE PLAN

1.                                      Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining the senior management team and to motivate such individuals to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest that the senior management team members will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.                                      Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)                                 “Affiliate” means, with respect to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include, in the case of a specified Person who is an individual, any Family Member of such Person; provided, that no shareholder of the Company shall be deemed to be an Affiliate of the Company unless such shareholder owns more than fifty percent (50%) of the outstanding voting securities of the Company or has the ability, by contract or otherwise, to designate a majority of the members of the Board.

(b)                                 “Award” means a grant of Restricted Shares to a Participant pursuant to the Plan.

(c)                                  “Award Agreement” means a written agreement in such form as the Board shall determine, setting forth the terms and conditions of an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means with respect to a Participant (x) “cause” as defined in any employment agreement between the Participant and the Company (or, if applicable, the Affiliate employing the Participant) or (y) if the Participant is not a party to an employment agreement, or “cause” is not defined therein, unless another meaning is specifically provided in the Participant’s Award Agreement, Cause shall mean the Participant:

(i)                                     has materially breached, failed, neglected or refused to perform his duties under any agreement to which the Participant and the Company (or, if applicable, the Affiliate employing the Participant) are parties including any provisions relating to confidentiality, non-competition and non-solicitation;

(ii)                                  has engaged in malfeasance, misappropriation, fraud, dishonesty or gross misconduct in the performance of his duties to the Company (or, if applicable, the Affiliate employing the Participant) and such act has the effect of injuring the business or reputation of the Company or any of its Affiliates;

(iii)                               has materially violated any Company or Affiliate policies and practices; or

(iv)                              has been convicted of or pled guilty or no contest to a crime involving moral turpitude or a felony.

(f)                                   “Code” means the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)                                  “Committee” means any committee of the Board authorized to administer the Plan in accordance with Section 5 of the Plan or the full Board, as determined by the Board.

(h)                                 “Company” means Essent Group Ltd., a Bermuda company.

(i)                                     “Disability” means with respect to a Participant (i) “disability” as defined in any employment agreement between the Participant and the Company (or, if applicable, the Affiliate employing the Participant), or (ii) if the Participant is not a party to an employment agreement, or “disability” is not defined therein, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, as determined by the Committee in its sole and absolute discretion, unless another meaning is specifically provided by the Committee or in the Participant’s Award Agreement.

(j)                                    “Effective Date” means the day immediately prior to a Qualified Public Offering.

(k)                                 “Fair Market Value” means, on a given date (i) if the Shares are traded on a national securities exchange on such date, the closing price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there is not a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith after taking into account such factors as the Committee shall deem appropriate.

(l)                                     “Family Member” means, with respect to any individual, such individual’s parents, spouse and descendants (whether natural or adopted) and any trust or other vehicle formed solely for the benefit of, and controlled by, such individual and/or any one or more of them.

(m)                             “Investment Percentage” means the percentage equal to (i) the aggregate amount of equity capital actually invested in the Company pursuant to the Subscription Agreement as of any applicable vesting date, divided by (ii) $750,000,000.

(n)                                 “Original Class A Issue Price’’ means $10.00 per Class A Common Share (as adjusted for any share dividends, combinations, share splits, recapitalizations and similar events with respect to such shares).

(o)                                 “Participant” means a member of the senior management team of the Company or its Affiliates who is selected by the Committee to receive an Award under the Plan.

(p)                                 “Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof.

(q)                                 “Plan” means the Essent Group Ltd. Amended and Restated 2009 Restricted Share Plan, as the same may be amended, supplemented, modified or restated from time to time.

(r)                                    “Qualified Public Offering’’ means a firm commitment underwritten public offering of Class B-1 Common Shares registered under the United States Securities Act of 1933, as amended, (i) at a public offering price of not less than one hundred fifty percent of the Original Class A Issue Price or (ii) resulting in net proceeds to the Company of not less than $150,000,000, in each case after which the Class B-1 Common Shares (or any shares into which such shares are converted) are listed on a national securities exchange.

(s)                                   “Restricted Shares’’ means any Share granted pursuant to Section 6.

(t)                                    “Sale Transaction” means (a) any acquisition of the Company by another person or entity (or group of persons or entities) by means of any transaction or series of transactions (including, without limitation, any reorganization, consolidation, amalgamation or merger of the Company with or into any other entity) (i) in which the holders of the Company’s outstanding shares immediately before the first such transaction do not immediately after any other such transaction, retain shares or other equity interests representing at least fifty percent of the voting power of the surviving entity of such transaction or (ii) after which any such person or entity and its affiliates hold more than fifty percent of the voting power of the Company’s outstanding shares or (b) any sale, conveyance or disposition of all or substantially all of the assets of the Company to an entity which is not controlled by the Company and is not controlled by the Company’s then existing shareholders.

(u)                                 “Shareholders Agreement” means, to the extent in effect, the Shareholders Agreement dated as of February 6, 2009 among the Company and the shareholders named therein, as the same may be amended, supplemented, modified or restated from time to time.

(v)                                 “Shares” means the Class B-2 Common Shares, $.0l par value per share, in the capital of the Company, and such other securities as may be substituted for such shares, or into which such shares are converted, in connection with a Qualified Public Offering or pursuant to Section 7 hereof.

(w)                               “Subscription Agreement” means, to the extent in effect, the Class A Common Share Subscription Agreement, dated as of February 2009, by and among the Company and the investors listed on Schedule A thereto.

3.                                      Eligibility

The Committee is authorized to grant Awards to members of the senior management team of the Company or any Affiliate.  Persons who have been granted Awards shall be Participants in the Plan with respect to such Awards.

4.                                      Shares Subject to the Plan

The maximum number of Shares that may be issued pursuant to Awards under the Plan is 9,269,662.90 (subject to adjustment as provided in Section 7 hereof).  The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares.  The issuance of Shares shall reduce the total number of Shares available under the Plan.  Shares that are subject to Awards (or portions thereof) that are forfeited, are cancelled, are repurchased, expire, terminate or lapse without the payment of consideration may be granted again under the Plan.  The Committee may from time to time increase the number of Shares available for Awards under the Plan.

5.                                      Administration

(a)                                 The Plan shall be administered by the Committee, which shall have such authority and responsibility for such functions as may be delegated to it by the Board, and any reference to the Board in the Plan shall be construed as a reference to the Committee with respect to the functions delegated to it.  If no Committee has been appointed, the entire Board shall administer the Plan.

(b)                                 The Committee shall have the full power and authority to make and establish the terms and conditions of any Award to any Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(c)                                  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)                                 The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the vesting of an Award.  Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) making a payment in cash, or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.  Subject to such terms and conditions as may be established by the Committee.

6.                                      Awards

(a)                                 Grant.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted to a Participant any time and from time to time, as shall be determined by the Committee.  Any Award of Restricted Shares shall be conditioned on the Participant entering into, and becoming a party to, the Shareholders Agreement.  The Committee shall have complete discretion in determining the number of Restricted Shares granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.  The Committee may condition the vesting of the Restricted Shares upon length of employment, the attainment of performance goals selected by the Committee, or a combination of the foregoing, but in no event shall any Restricted Shares vest beyond the percentage of Shares equal to the Investment Percentage.

(b)                                 Restricted Share Award Agreement.  Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award of Restricted Shares, the period of restriction or performance goals, and such other provisions relating to the vesting of such Restricted Shares or otherwise, consistent with the Plan, as the Committee shall determine.

(c)                                  Transfer Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Shareholders Agreement, the Plan or the applicable Award Agreement.  Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a share power endorsed in blank, with the Company.  After the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(d)                                 Removal of Restrictions.  Restricted Shares shall, after the lapse of restrictions applicable thereto, remain subject to the restrictions on transfer set forth in the Shareholders Agreement.  Once Restricted Shares are released from the restrictions set forth in the Plan and the applicable Award Agreement, the Participant shall be entitled to receive a certificate.

(e)                                  Voting Rights.  The Company’s Class B-2 Common Shares subject to the Plan are non-voting shares, and shall not entitle the Participant or any other holder thereof to voting rights or any right to notice of or to attend and vote at any general meeting of the Company. Notwithstanding the immediately preceding sentence, except as provided in Section 6(f) hereof, Restricted Shares that are converted into other securities in connection with a Qualified Public Offering or pursuant to Section 7 hereof shall be entitled to all rights and privileges of such securities (including any voting rights).

(f)                                   Dividends.  Dividends and other distributions in respect of the Company’s Class B-2 Common Shares shall be payable to holders of Restricted Shares only to the extent vested as of the date on which such dividend or distribution is paid.  No dividends or other distributions shall be paid or payable on any unvested Restricted Shares.

(g)                                  Termination; Repurchase; Put Rights.  Each Award Agreement shall set forth the extent to which the restrictions applicable to any Restricted Shares shall lapse and such Restricted Shares shall vest following the termination of the Participant’s employment with the Company or an Affiliate and, upon such termination, the extent to which the Restricted Shares shall be subject to (i) rights of the Company to repurchase the Shares and (ii) rights of the Participant to require that the Company purchase the Participant’s Shares; provided, however, that the foregoing rights in clauses (i) and (ii), as applicable, shall terminate upon the consummation of a Qualified Public Offering.  Such provisions shall be determined in the sole and absolute discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Shares or among Participants and may reflect distinctions based on the reasons for termination.

(h)                                 Shareholders Agreement.  Each Participant shall, upon and as a condition to the receipt of any Restricted Shares hereunder, become a party to the Shareholders Agreement and agree to be bound by all of the terms and conditions set forth therein.

7.                                      Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                                 Generally.  In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole and absolute discretion and without liability to any person shall make such substitutions or adjustments as it deems to be equitable, in its sole discretion, and necessary to preserve the benefits or potential benefits intended to be made available under this Plan as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards may be granted during a calendar year to any Participant, and/or (iii) any other affected terms of such Awards.

(b)                                 Sale Transaction.  The Committee shall have the discretionary authority, exercisable either at the time the Restricted Shares are issued or any time while the Restricted Shares remain outstanding under the Plan, to provide that unvested Restricted Shares shall immediately vest and that all repurchase rights of the Company with respect thereto shall terminate in the event of any Sale Transaction or in the event the Participant’s employment with the Company or an Affiliate, as applicable, is subsequently terminated other than for Cause within a designated period following the effective date of any Sale Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).  Notwithstanding the foregoing, in no event shall any Restricted Shares vest in connection with a Sale Transaction or otherwise beyond the percentage of Restricted Shares equal to the Investment Percentage, and the terms of any Award Agreement shall contain a provision to the foregoing effect.

8.                                      No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant with or without Cause.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).  The terms of the applicable Award Agreement shall govern the terms and conditions of a Participant’s Award upon a termination of employment.

9.                                      Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested Shares under the Plan are to be distributed in case of the Participant’s death before be or she receives any or all of such Shares.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee.  In the absence of any such designation, vested Shares not distributed at the time of the Participant’s death shall be paid to the Participant’s estate.

10.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

11.                               Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

12.                               Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made (a) without the approval of shareholders to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which Shares are listed, or (b) without the consent of Participants holding at least a majority of the Restricted Shares outstanding under the Plan, if such action would diminish any of the rights of the Participants under any Awards theretofore granted to Participants under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

13.                               Conflicts of Law

The Committee may, in its sole discretion, amend the terms of the Plan or Awards in order (i) to comply with United States Federal law or the rules of any securities exchange in the United States or (ii) with respect to Participants who reside or work outside the United States of America, to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate, and the Committee may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

14.                               Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or an Affiliate or under any agreement between the Company or Affiliate and the Participant, unless such plan or agreement specifically provides otherwise.

15.                               Choice of Law

The Plan shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law.

16.                               Arbitration

In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan or an Award granted hereunder which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor.  Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party.  A hearing shall be held by the arbitrator in New York, New York, as agreed by the parties within thirty (30) days of his or her appointment.  The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

17.                               Effectiveness of the Plan

The Plan was originally adopted effective as of February 5, 2009 and was amended and restated in its present form on the Effective Date.  Prior to the Effective Date, the Plan as in effect prior to the Effective Date shall remain in effect.  As of the Effective Date, (a) no further grants shall be made under the Plan and (b) the percentage of any Restricted Shares beyond the Investment Percentage (calculated based on the amount of capital actually invested in the Company pursuant to the Subscription Agreement as of the Effective Date) that are no longer eligible to vest based on the Investment Percentage shall be forfeited to the Company by the Participant for no consideration and cancelled.